EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Kodiak Gas Services, Inc. of our report dated February 26, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Kodiak Gas Services, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.
Houston, Texas
September 28, 2026